Exhibit 10.4.12

AMENDMENT NO. 2

TO

TRAILER BRIDGE, INC.

NON-EMPLOYEE DIRECTOR

STOCK INCENTIVE PLAN

Pursuant to Section 7.1 of the Trailer Bridge, Inc. Non-Employee Director Stock Incentive Plan (“Plan”), the Board of Directors of Trailer Bridge, Inc. (“Company”) hereby adopts the following amendments to the Plan in order to (i) increase the number of Shares covered by the Plan by 175,000 Shares and (ii) to extend the term of the Plan through December 31, 2015.

All initially capitalized terms used in this Amendment and not expressly defined herein shall have the meanings ascribed to such terms under the Plan.

Section 4.1 of the Plan is hereby amended in its entirety to provide as follows:

“4.1 NUMBER OF SHARES AVAILABLE. Subject to Section 4.3, the maximum number of Shares which may be issued under the Plan is Two Hundred Twenty-Five Thousand (225,000) Shares.”

The first sentence of Section 7.2 of the Plan is hereby amended in its entirety to provide as follows:

“The Plan shall terminate at the close of business on December 31, 2015, provided, however, the Board of Directors of the Company shall have the right and power to terminate the Plan at any time prior thereto.”

This Amendment, and all grants of Shares authorized by this Amendment, shall be subject to approval by the stockholders of the Company and shall be null and void if not approved by the stockholders within twelve months of the date of adoption of this Amendment by the Company’s Board of Directors.

Except as expressly amended hereby, the Plan shall remain in full force and effect.

This Amendment was duly adopted by the Company’s Board of Directors on April 19, 2010.

TRAILER BRIDGE, INC.

By:	/s/ William G. Gotimer
Name: William G. Gotimer
Title: Executive Vice President / General Counsel

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